                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
    (2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material under Rule 14a-12.

                                EQUITY INNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)  Title of each class of securities to which transaction applies:

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          2)  Aggregate number of securities to which transaction applies:

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          3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

          4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

          5)  Total fee paid:

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         [ ]      Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  1)  Amount Previously Paid:

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                  2)  Form, Schedule or Registration Statement No.:

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                  3)  Filing Party:

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                  4)  Date Filed:

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

                                EQUITY INNS, INC.
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2001
                            ------------------------

         We cordially invite you to attend our annual meeting of shareholders to be held at the Homewood Suites Hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 10, 2001 at 10:00 a.m., Central Time. At this meeting, you and our other shareholders will be able to vote on the following;

         1. Election of three Class I directors to serve on our Board of Directors until our annual meeting of shareholders in 2004, or until their successors have been duly elected and qualified; and

         2. Any other business that may properly come before our annual meeting and any adjournments of our annual meeting.

         As part of this Notice of Annual Meeting, we attach a proxy statement containing further information about our annual meeting and the proposal described above.

         You may either vote in person or by proxy. Please see the attached proxy statement for more details on how you can vote. If you cannot attend our annual meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed envelope for your shares to be represented and voted at our annual meeting in accordance with your instructions. Of course, if you attend our annual meeting, you may withdraw your proxy and vote your shares in person.

         Only shareholders of record at the close of business on Wednesday, March 14, 2001 will be entitled to vote at our annual meeting or any adjournment of our annual meeting.



                                  BY ORDER OF THE BOARD OF DIRECTORS




                                  /s/ DONALD H. DEMPSEY
                                  ----------------------------------------------
                                  DONALD H. DEMPSEY, SECRETARY


Memphis, Tennessee
April 3, 2001

                                EQUITY INNS, INC.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2001

                               GENERAL INFORMATION

Our Board of Directors is soliciting your proxy for use at our annual meeting of shareholders to be held at the Homewood Suites Hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 10, 2001 at 10:00 a.m., Central Time and at any adjournments of our annual meeting. You are invited to attend our annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to instruct another person to vote your shares on your behalf at our annual meeting.

The mailing address of our principal executive offices is 7700 Wolf River Boulevard, Germantown, Tennessee 38138.

This proxy statement and the accompanying proxy card and Notice of Annual Meeting are being mailed to our shareholders on or about April 3, 2001.

PURPOSES OF OUR ANNUAL MEETING

The purposes of our annual meeting are: (1) to elect three Class I directors to serve on our Board; and (2) to transact any other business that may properly come before our annual meeting and any adjournments of our annual meeting. Our Board knows of no matters, other than the election of directors, to be brought before our annual meeting.

THIS PROXY SOLICITATION

There are two parts to this proxy solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

This proxy statement provides you with various items of information that you may find useful in determining how to vote.

Proxies are being solicited by and on behalf of our Board, and the solicitation of proxies is being made primarily by the use of the mails. We will bear the cost of preparing and mailing this proxy statement and the accompanying material and the cost of any supplementary solicitations which may be made by mail, telephone, telegraph or personally by our officers and employees who will not be additionally compensated for their activities. We have retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify records related to the solicitation of proxies at a fee of approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since this proxy statement's date.

VOTING

RECORD DATE FOR OUR ANNUAL MEETING AND WHO IS ENTITLED TO VOTE AT OUR ANNUAL MEETING

Our Board has fixed the close of business on Wednesday, March 14, 2001 as the record date for determining which of our shareholders are entitled to receive notice of, and to vote at, our annual meeting. You will be entitled to notice of, and to vote at, our annual meeting and any adjournments of our annual meeting, only if you are a shareholder of record at the close of business on the record date. At the close of business on March 14, 2001, we had issued and outstanding 36,825,021 shares of our common stock, which are entitled to vote at our annual meeting, and 2,750,000 shares of our 9 1/2% Series A Cumulative Preferred Stock, which are not entitled to vote at this meeting. See "Required Votes."

HOW TO VOTE YOUR SHARES AND HOW TO REVOKE YOUR PROXY

You may vote your shares at our annual meeting in person or if you cannot attend our annual meeting in person or you wish to have your shares voted by proxy even if you do attend our annual meeting, you may vote by duly authorized proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

By completing and returning the proxy card and by following the specific instructions on the card, you will direct the designated persons (known as "proxies") to vote your shares at our annual meeting in accordance with your instructions. Our Board has appointed Phillip H. McNeill, Sr. and Donald H. Dempsey to serve as the proxies for our annual meeting.

Your proxy card will be valid only if you sign, date and return it before our annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares for the election of the three nominees for Class I directors. If any nominee for election to our Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

You may revoke your proxy at any time before it is exercised at our annual meeting by taking any of the following actions:

         - by notifying our Secretary in writing that you would like to revoke your proxy,

         -        by completing and submitting a later dated proxy, or

         -        by attending our annual meeting and voting in person.
                  (However, your attendance at our annual meeting will not, by itself, revoke a proxy you have already returned to us; you must vote your shares in-person at our annual meeting to revoke an earlier proxy.)

If you choose either of the first two means, you must submit your notice of revocation or your new proxy card to our office address listed on page 1 of this proxy statement.

In voting by proxy card with respect to the election of the three nominees for directors, you may either (1) vote in favor of one or more of the nominees, or
(2) withhold your votes as to one or more of the nominees. You may not abstain as to the election of directors.

If you cannot attend our annual meeting, we request that you promptly vote, sign, date and return the enclosed proxy card as soon as possible. If your shares of our common stock are held in the name of a broker or other intermediary, you may vote and revoke a previously submitted vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

REQUIRED VOTES

Voting Rights. You are entitled to one vote for each share of our common stock that you hold. Shares of our Series A Preferred Stock do not have voting rights as to the election of directors. Therefore, if you hold shares of our Series A Preferred Stock, you are not entitled to vote those shares on the election of nominees for directors. Cumulative voting of shares is not permitted.

Quorum Requirements. Under Tennessee law and our charter and bylaws, a majority of votes entitled to be cast at the annual meeting, represented in person at the annual meeting or by proxy, will constitute a quorum for the consideration of the election of the three nominees for directors and for each matter to properly come before our annual meeting.

Vote Required. A plurality of all the votes cast voting in favor of the nominee will elect each nominee for director.

Abstentions and Broker Non-Votes. No specific provisions of the Tennessee Business Corporation Act or our charter or bylaws address the issue of abstentions or broker non-votes. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum.

Under applicable New York Stock Exchange rules (the exchange on which our common stock is traded), brokers holding shares for beneficial owners in nominee or "street name" must vote those shares


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

according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from beneficial owners and under the NYSE's rules may not have discretionary voting power on non-routine matters. In these cases, without the receipt of specific voting instructions from the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a "broker non-vote." "Broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum.

Because the election of directors is a routine matter for which specific instructions from beneficial owners are not required under the NYSE's rules, no "broker non-votes" will arise in the context of voting for the three nominees for directors.

If you do not vote your shares, your brokerage firm may either (1) vote your shares on routine matters, including this year's election of directors, or (2) leave your shares unvoted.

To be certain your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by voting your proxy.

                            THE ELECTION OF DIRECTORS

ELECTION OF NOMINEES FOR CLASS I DIRECTORS

At our annual meeting, our shareholders will vote on the election of three Class I directors. For a description of our three classes of directors, see "Our Board of Directors" beginning on page 4.

Our Board has nominated each of Phillip H. McNeill, Sr., Raymond E. Schultz and Howard A. Silver for election to serve as a Class I director for a three-year term expiring at our annual meeting of shareholders in 2004. You will find below a brief biography of each nominee. See "Ownership of Our Common Stock--Security Ownership of Management" on page 8 for information on their holdings of our common stock.

If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the proxy card are expected to consult with our management in voting the shares represented by them and will vote in favor of any substitute nominee or nominees approved by our Board. Our Board has no reason to doubt the availability of the nominees for Class II and Class III directors. Each of the three nominees has expressed his willingness to serve as a director if elected by our shareholders at our annual meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS
(TERMS EXPIRING 2004)

-------------------------------------------------------------------------------

PHILLIP H. MCNEILL, SR., age 62     Mr. McNeill is our Chairman of the Board of
                                    Directors and Chief Executive Officer and has been Chairman and President of McNeill
                                    Investment Company, Inc. since 1977. From
                                    1963 to 1977, he served in various
                                    capacities, including President and Chief
                                    Executive Officer, with Schumacher Mortgage
                                    Company, Inc., a mortgage banking firm and subsidiary of Time, Inc. Mr. McNeill has served as President and Director of the Memphis Mortgage Bankers Association and the
                                    Tennessee State Mortgage Bankers
                                    Association. He has been a director of
                                    National Commerce Bancorporation since 1999, a director of Interstate Hotels Corporation since June 1999, a member of the Board of Trustees of Rhodes College, and a board member of the Society of Entrepreneurs and Youth Villages, Inc. He has been

                                    Chairman of the Board,
                                    Chief Executive Officer and Director of our
                                    company since its founding in 1993. Mr.
                                    McNeill is the father of Phillip H. McNeill,
                                    Jr., our Executive Vice
                                    President--Development.
COMMITTEES: NONE
-------------------------------------------------------------------------------

RAYMOND E. SCHULTZ, age 67          Mr. Schultz is Chairman and President of RES
                                    Investments LLC and served as Chairman of the Board and Chief Executive Officer of
                                    Promus Hotel Corporation from August 1997 to
                                    December 1998 and as Chairman of Promus
                                    Hotel Corporation's Executive Committee from
                                    December 1997 to December 1998. Mr. Schultz served as President, Chief Executive Officer and a director of Promus Hotel Corporation from April 1995 through August 1997. From
                                    1993 to 1995, he served as President and Chief Executive Officer of the Hotel
                                    Division of The Promus Companies
                                    Incorporated. Mr. Schultz was the President and Chief Executive Officer of Hampton
                                    Inn/Homewood Suites Hotel Division from 1991 to 1993. Mr. Schultz is a director of TBC
                                    Corporation and Choice Hotels International,
                                    Inc. Mr. Schultz was first appointed to our Board in December 1998.

COMMITTEES:  AUDIT; COMPENSATION (CHAIRMAN)
-------------------------------------------------------------------------------

HOWARD A. SILVER, age 46            Mr. Silver is our President and Chief
                                    Operating Officer and has been a certified public accountant since 1980. Mr. Silver joined our company in May 1994 and has served in various capacities, including as Executive Vice President of Finance,
                                    Secretary, Treasurer and Chief Financial
                                    Officer of our company until June 1998. From
                                    1992 until joining our company, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., Memphis,
                                    Tennessee, a fashion jewelry wholesaler.
                                    From 1978 to 1985, Mr. Silver was a
                                    certified public accountant with the
                                    national accounting firm of Coopers &
                                    Lybrand L.L.P., and from 1987 to 1992 Mr.
                                    Silver was employed as a certified public accountant with the national accounting firm of Ernst & Young. Mr. Silver was first appointed to our Board in December 1998.

COMMITTEES: NONE
-------------------------------------------------------------------------------

                             OUR BOARD OF DIRECTORS

Our charter divides our Board into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of directors is elected by our shareholders at each annual meeting. Our Board has set at seven the number of directors constituting the current Board. At our annual meeting, shareholders will vote on three nominees for Class I directors. The remaining members of our Board will continue as members of our Board until their respective terms expire, as indicated below, or until their successors are elected and qualified. You will find below a brief biography of each incumbent director.

-------------------------------------------------------------------------------

INCUMBENT DIRECTORS -- CLASS II
(TERMS EXPIRING 2002)

-------------------------------------------------------------------------------

WILLIAM W. DEUPREE, JR., age 59     Mr. Deupree is a Managing Director of Morgan
                                    Keegan & Company, Inc. and its parent
                                    company Morgan Keegan, Inc., a New York
                                    Stock Exchange listed company, positions he has held since 1985. Mr. Deupree joined
                                    Morgan Keegan & Company, Inc. in 1972 and served as its President from 1985 to 1996.
                                    He served as a Director of the Securities
                                    Industry Association from 1992 to 1995 and on the Regional Advisory Board of the New
                                    York Stock Exchange from 1991 to 1995. Mr.
                                    Deupree has been a director of our company since February 1994.

COMMITTEES: COMPENSATION

-------------------------------------------------------------------------------

HARRY S. HAYS, age 65               Mr. Hays is a private investor. He served as
                                    the President and Chief Executive Officer of
                                    Allen & O'Hara Inc., a national commercial real estate firm with particular expertise in the development, construction and management of major hotel brands including
                                    Holiday Inns, Hampton Inns, Residence Inns,
                                    Spring Hill Suites and Marriott Courtyards, and Allen & O'Hara Construction Co., L.L.C.
                                    from 1980 until his retirement in 1998. He joined the legal department of Allen &
                                    O'Hara Inc. in 1964 and served from 1970 to 1972 as Secretary and Assistant General
                                    Counsel and from 1972 to 1980 as a Director and Vice President and General Counsel. From
                                    February 1995 to February 1999, Mr. Hays was a member of the Board of Directors of The
                                    Residence Inn Association and served as
                                    chairman of its Technology Committee. Mr.
                                    Hays has been a director of our company
                                    since September 1999.

COMMITTEES: AUDIT
-------------------------------------------------------------------------------

INCUMBENT DIRECTORS - CLASS III
(TERMS EXPIRING 2003)
-------------------------------------------------------------------------------

DONALD H. DEMPSEY, age 56           Mr. Dempsey is our Executive Vice President,
                                    Secretary, Treasurer and Chief Financial
                                    Officer. Before joining our company in July
                                    1998, Mr. Dempsey served as Executive Vice
                                    President and Chief Financial Officer of

                                    Choice Hotels International, Inc. from
                                    January 1998 to July 1998. From April 1995 to December 1997, Mr. Dempsey served as Senior Vice President and Chief Financial Officer of Promus Hotel Corporation, from October 1993 to April 1995 as Senior Vice President of Finance and Administration of the Hotel Division of The Promus Companies Incorporated, and from December 1991 to October 1993 as Vice President, Finance of the Hampton Inn/Homewood Suites Hotel Division of The Promus Companies Incorporated. Mr. Dempsey served in various other senior financial and development officer positions within the Hotel Division of The Promus Companies Incorporated and its predecessor companies from 1983 to 1991. From 1969 to 1983, Mr. Dempsey held various corporate and division financial management and administrative positions with Holiday Inns, Inc. Mr. Dempsey is a member of the Board of Directors of John Q. Hammons Hotels, Inc. Mr. Dempsey was first appointed to our Board in December 1998.

-------------------------------------------------------------------------------

JOSEPH W. MCLEARY, age 61           Mr. McLeary is a private investor and a
                                    Director of Investment Banking for
                                    Wunderlich Securities, Inc. From 1997 to
                                    1999, he served as Chairman of Executive
                                    Financial Services, Inc., a private
                                    financial consulting and benefits
                                    administration firm. From 1987 to 1997, he was Chairman and Chief Executive Officer of
                                    Midland Financial Group, Inc., a publicly owned automobile insurance company. From
                                    1984 to 1987, he was president of McLeary &
                                    Co., a company organized to manage a
                                    privately held investment fund engaged in the acquisition of small businesses in the Memphis, Tennessee area. From 1969 to 1983, he was President and Chief Financial Officer and a Director of Cook International, Inc., a publicly owned agricultural commodities firm. Before 1969, he was employed by the Federal Reserve Bank of Atlanta. Mr. McLeary has been a director of our company since
                                    February 1994.

COMMITTEES: AUDIT (CHAIRMAN)
-------------------------------------------------------------------------------

COMMITTEES AND MEETINGS OF OUR BOARD OF DIRECTORS

Board Meetings. We operate under the general management of our Board as required by our bylaws and the laws of Tennessee, our state of incorporation. Our charter requires that a majority of our directors must be independent directors. We consider a director to be independent if he or she is not an officer or employee of our company or an affiliate of any advisor to our company under an advisory agreement, any lessee of our property, any subsidiary of our company or any partnership which is an affiliate of our company.

We presently have seven directors, including four independent directors, Messrs. Deupree, Hays, McLeary and Schultz. Our Board met four times during 2000, and all of our directors attended (either in-person or by participating telephonically) in each of those meetings.

Audit Committee. Our Board has established an audit committee. During our 2000 fiscal year, Messrs. McLeary, Hays and Schultz have comprised the audit committee, with Mr. McLeary being its chairman.

Among other duties, the audit committee

         - reviews and discusses with management and our independent public accountants our financial reports, financial statements and other financial information,

         - makes recommendations concerning the engagement of independent public accountants,

         - reviews with the independent public accountants the scope and results of the audit engagement,

         - approves professional services provided by the independent public accountants,

         - reviews the independence of the independent public accountants,

         -        considers the range of audit and non-audit fees, and

         - reviews the adequacy of our internal accounting and financial controls.

The audit committee met two times in 2000, and all of its members attended those meetings. For more information, please see "Report of the Audit Committee" on page 17.

Compensation Committee. Our Board has also established a compensation committee. During our 2000 fiscal year, Messrs. Deupree and Schultz have comprised this committee, with Mr. Schultz being its chairman. The compensation committee

         -        determines compensation for our executive officers,

         - establishes salaries of and awards of performance-based bonuses to our executive officers, and

         - determines awards of restricted stock and stock option grant to our officers and employees under our stock plans.

The compensation committee met once in 2000, and all of its members attended that meeting.

Other Committees. Our Board does not have a standing nominating committee; instead, our entire Board acts in this capacity. From time to time, our Board may form other committees as circumstances warrant. Those committees will have authority and responsibility as delegated to them by our Board.

COMPENSATION OF DIRECTORS

Each independent director receives $12,000 annually, payable $3,000 each quarter. In addition, each independent director receives $1,000 for each Board meeting personally attended, payable either in cash or, at each director's option, in shares of our common stock. We issued a total of 12,324 shares of our common stock to the independent directors as payment for a portion of their compensation during 2000. Upon becoming a director, each non-employee director received 5,000 shares of our common stock, which are restricted as to transfer before vesting. The restricted shares vest at the rate of 1,000 shares per year. In August 1998, Messrs. Deupree and McLeary each received an additional 5,000 restricted shares, which vest at the rate of 1,000 shares per year of service from the date of grant. Each independent director is entitled to vote and receive dividends paid with respect to these restricted shares prior to vesting. Any independent director who ceases to be a director will forfeit any restricted shares not previously vested.

In April 1995, Messrs. Deupree and McLeary each received an option under the Directors' Plan to purchase up to 5,000 shares of our common stock. These options become exercisable at the rate of 1,000 shares beginning on the date of the first meeting of our Board following each annual meeting of our shareholders. Also, in August 1998, Messrs. Deupree and McLeary each received an option under the Directors' Plan to purchase up to 5,000 shares of our common stock. These options become exercisable at the rate of 1,000 shares per year beginning on the anniversary of the date of grant. Messrs. Schultz and Hays each received an option under the Directors' Plan to purchase up to 5,000 shares of our common stock, with these options becoming exercisable at the rate of 1,000 shares effective December 10 of each year beginning in 1998, for Mr. Schultz, and effective September 2 of each year beginning in 1999 for Mr. Hays. The exercise price for each of these options is the fair market value of our common stock on the date of grant. We also reimburse our independent directors for their out-of-pocket expenses incurred in connection with their service on our Board.

Our independent directors are also permitted to defer receipt of all or a portion of their compensation under our Executive Deferred Compensation Plan. Deferred compensation is payable at the time or times specified by the independent director in a deferral election form. Amounts may be payable, for example, upon termination of service as an independent director or attaining a certain age.

                         REPORTS OF BENEFICIAL OWNERSHIP

Under federal securities laws, our directors, executive officers and any persons beneficially owning more than 10% of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission and to the NYSE. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2000.

Based solely upon our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2000, except for Mr. Deupree, who inadvertently failed to file a timely Form 4 report.

                          OWNERSHIP OF OUR COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

We summarize below the beneficial ownership of our common stock, as of February 15, 2001, by (1) each of our directors, (2) each of our executive officers and
(3) all of our directors and executive officers as a group.

To our knowledge, as of December 31, 2000, except for Phillip H. McNeill, Sr., no persons beneficially owned more than 5% of our common stock. A person generally "beneficially owns" shares if he or she, directly or indirectly, has or shares either the right to vote those shares or dispose of them. Unless otherwise indicated in the accompanying footnotes, all of the shares of our common stock listed below are owned directly, and the indicated person has sole voting and investment power.


                                              AMOUNT AND NATURE
       NAME OF                                   OF BENEFICIAL                        PERCENT
   BENEFICIAL OWNER                                OWNERSHIP                          OF CLASS
--------------------------                   --------------------                   -----------
Phillip H. McNeill, Sr.(1)                    2,016,166(2)(3)(4)                       5.35%(2)

William W. Deupree, Jr                           59,720(3)(5)                             *

Joseph W. McLeary                                29,546(3)(5)                             *

Raymond E. Schultz                               27,048(3)(6)                             *

Howard A. Silver                                218,338(3)(7)                             *

Donald H. Dempsey                               172,831(3)(8)                             *

Harry S. Hays                                   100,628(3)(9)                             *

Phillip H. McNeill, Jr                           76,954(3)(10)                            *

J. Ronald Cooper                                 44,927(3)(11)                            *

Richard F. Mitchell                              23,121(3)(12)                            *

                                              AMOUNT AND NATURE
       NAME OF                                   OF BENEFICIAL                        PERCENT
   BENEFICIAL OWNER                                OWNERSHIP                          OF CLASS
--------------------------                   --------------------                   -----------
Michael K. Goforth                                4,509(13)                               *
                                              2,773,788(2)(3)(4)(5)                    7.37%
All directors and                                      (6)(7)(8)(9)(10)(11)(12)(13)
executive officers as a
group (eleven persons)

---------------
* Represents less than 1% of the outstanding shares of our common stock.

(1) Mr. McNeill's principal address is 7700 Wolf River Boulevard, Germantown, Tennessee 38138.

(2) Includes 833,698 shares issuable upon redemption of units of limited partnership interest in Equity Inns Partnership, L.P. held by Mr. McNeill or his affiliates. These units may be tendered for redemption at the option of the holder at any time. The units are redeemable for cash, or, at our sole option, shares of our common stock on a one-for-one basis. The total number of shares outstanding used in calculating the percentage of class assumes that none of the units held by other persons are redeemed for shares of our common stock.

(3) Includes shares of restricted stock. Each recipient of shares of restricted stock is entitled to vote and receive dividends as to unvested shares of restricted stock before their vesting but cannot dispose of the restricted stock before it vests. Any unvested shares of restricted stock at the time the recipient ceases to be an officer or director will be forfeited.

(4) Includes (a) 14,705 shares owned by Mr. McNeill's wife; (b) 17,991 shares owned by Mr. McNeill's adult children; (c) 554,906 shares issuable to Mr. McNeill, and 275,678 shares issuable to Mr. McNeill through his ownership interests in McNeill Investment Co., Inc., upon the redemption of units of limited partnership interest in Equity Inns Partnership, L.P.; and (d) 15,218 shares owned by McNeill Investment Company, Inc. Mr. McNeill owns approximately 99%, and his son, Phillip
         H. McNeill, Jr., owns less than 1%, of the capital stock of McNeill Investment Company, Inc. Also includes (a) 390,000 shares issuable upon the exercise of vested options granted under the 1994 Stock Incentive Plan, and (b) 47,800 unvested shares of restricted stock issued under the 1994 Stock Incentive Plan, which vest as follows: 14,000 shares (July 2001), 5,000 shares (December 2001), 19,133 shares (January
         2002), 6,333 shares (January 2003) and 3,334 shares (January 2004).

(5) Includes 6,000 shares issuable upon the exercise of vested options granted to each director under the Directors' Plan. Excludes (a) 3,000 shares of our common stock subject to options granted to such independent director under the Directors' Plan, which options vest at the rate of 1,000 shares in each August 2001 through 2003, and (b), with respect to Mr. McLeary, 3,686 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan, described above under "Compensation of Directors." Mr. McLeary may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well.

(6) Includes (a) 4,000 unvested shares of restricted stock issued to Mr. Schultz in December 1998 which vest at the rate of 1,000 shares per year each December 2001 through 2004 and (b) 3,000 shares issuable upon the exercise of vested options granted under the Directors' Plan in December 1998. Excludes (a) 2,000 shares of common stock subject to options granted under the Directors' Plan, which options vest at the rate of 1,000 shares in each December of 2001 and 2002, and (b) 7,081 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan, described above under "Compensation of Directors." Mr. Schultz may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well.

(7) Includes (a) 67,300 unvested shares of restricted stock issued under the 1994 Stock Incentive Plan, which vest as follows: 1,500 shares (December 2001), 24,000 shares (8,000 in each July 2001 through 2003), 34,800 shares (11,600 in each January 2002 through 2004), 5,200 shares (January 2005) and 1,800 shares (January 2006); (b) 1,640 shares owned by Mr. Silver's wife; and (c) 45,000 shares issuable upon the exercise of vested options granted under the 1994 Stock Incentive Plan.

(8) Includes (a) 46,360 unvested shares of restricted stock issued under the 1994 Stock Incentive Plan, which vest as follows: 12,000 shares (4,000 in each July 2001 through 2003), 28,560 shares (9,520 in each January 2002 through 2004), 4,400 shares (January 2005) and 1,400 shares (January 2006); and (b) 60,000 shares issuable upon the exercise of vested options granted under the 1994 Stock Incentive Plan. Excludes 40,000 shares of common stock subject to options granted to Mr. Dempsey under the 1994 Stock Incentive Plan, which options vest in increments of 20,000 shares in each July of 2001 and 2002.

(9) Includes (a) 4,000 unvested shares of restricted stock which vest at the rate of 1,000 shares per year in each September 2001 through 2004, and (b) an additional 1,000 shares subject to options granted under the Directors' Plan which vested in September 2000. Excludes an aggregate of 4,000 shares subject to options granted under the Directors' Plan in September 1999, which options vest at the rate of 1,000 shares in each September 2001 through 2004.

(10) Includes (a) 6,701 shares issuable upon redemption of units of limited partnership interests in Equity Inns Partnership, L.P. held by Mr. McNeill, Jr.; (b) 1,557 shares issuable upon redemption of units held by PHM Family, L.L.C. in which Mr. McNeill, Jr. owns a 1/3 interest; and (b) 25,900 unvested shares of restricted stock issued under the 1994 Stock Incentive Plan, which vest as follows:

         9,000 shares (3,000 in each July 2001 through 2003), 14,100 shares (4,700 in each January 2002 through 2004), 2,140 shares (January 2005) and 660 shares (January 2006). Excludes 18,949 shares issuable on redemption of units in Equity Inns Partnership, L.P. and 15,218 shares held by McNeill Investment Co., Inc., in which Mr. McNeill, Jr. owns less than 1% of the capital stock. Mr. McNeill, Jr. is our Executive Vice President--Development and is the son of Phillip H. McNeill, Sr.

(11) Includes (a) 1,500 shares owned by Mr. Cooper's wife and (b) 14,400 unvested shares of restricted stock issued under the 1994 Stock Incentive Plan, which vest as follows: 6,000 shares (2,00 in each July 2001 through 2003), 7,008 shares (2,336 shares in each January 2002 through 2004), 1,056 shares (January 2005) and 336 shares (January
         2006). Mr. Cooper is our Vice President, Controller, Assistant Secretary and Assistant Treasurer.

(12) Includes 13,560 unvested shares of restricted stock issued under the 1994 Stock Incentive Plan, which vest as follows: 6,000 shares (2,000 in each July 2001 through 2003), 6,504 shares (2,168 in each January 2002 through 2004), 888 shares (January 2005) and 168 shares (January
         2006). Mr. Mitchell is our Vice President--Asset Management.

(13) Includes 2,880 unvested shares of restricted stock issued under the 1994 Stock Incentive Plan, which vest at the rate of 720 shares in each January 2002 through 2004. Mr. Goforth is our Vice
         President--Construction and Capital Projects.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BUSINESS RELATIONSHIPS BETWEEN OUR COMPANY AND OUR DIRECTORS

National Bank of Commerce. Our company and several of our subsidiaries have entered into a secured $3.135 million term loan with National Bank of Commerce, Memphis, Tennessee (the "NBC Loan"). The NBC Loan bears interest at a fixed rate of 8.5% per annum. National Bank of Commerce is also a participating lender in the syndication of our three-year $125 secured credit facility administered by Bank One, with National Bank of Commerce having a $20 million participation in the syndication of the Bank One credit facility. Phillip H. McNeill, Sr., our Chairman of the Board and Chief Executive Officer, is and has been a member of the board of directors of National Bank of Commerce since 1997 and of its parent bank holding corporation, National Commerce Bancorporation, since 1999.

TRANSACTIONS WITH OUR MANAGEMENT

Our company and our subsidiary Equity Inns Partnership, L.P. have entered into several transactions with affiliates of Phillip H. McNeill, Sr. and several of our executive officers.

Office Space Lease. Effective December 17, 1998, Equity Inns Services, Inc., a wholly owned subsidiary of our company, entered into a commercial lease agreement with 64 LTD, LLC, a limited liability company that is 25% owned by Mr. McNeill, Sr., under which we lease our office space at 7700 Wolf River Boulevard, Germantown, Tennessee. This office space is leased for an initial 120-month term for $13,238.40 per month.

Loans to Our Officers. During our fiscal years ended December 31, 2000, 1999 and 1998, our company loaned funds to several executive officers for the payment of income taxes incurred in connection with grants of performance shares of our common stock in each fiscal year. These loans were made under a promissory note and pledge agreement entered into between each of these executive officers and our company. The face amounts of these loans at December 31, 2000, 1999 and 1998, respectively, to our executive officers were as follows: Mr. McNeill, Sr. ($21,896, $84,177 and $139,402); Howard A. Silver ($21,558, $82,857 and
$36,956); Donald H. Dempsey ($21,558 and $82,857 for 2000 and 1999 only);
Phillip H. McNeill, Jr. ($13,339, $35,966 and $30,887); and J. Ronald Cooper ($13,834, $22,054 and $21,831). Interest is imputed at the rate of 5.7% per annum. Balances due under the promissory notes have been extended to be due and payable on the earlier of January 2002 (provided, however, that we can extend the maturity date for an additional one-year period) or 30 days after the date of termination of the borrowing executive officer as an employee or officer of our company.

Transactions with the Interstate Lessee. Before November 15, 1996, Phillip McNeill, Sr. was the sole shareholder of Trust Leasing, Inc., which was the lessee of all of the hotel properties owned at that date by Equity Inns Partnership. Effective November 15, 1996, Trust Leasing transferred and assigned its rights under each of our then-existing Percentage Leases with respect to Equity Inns Partnership's hotels to affiliates (collectively, the "Interstate Lessee") of Interstate Hotels Corporation ("Interstate"). Effective December 1997, Trust Leasing and Trust Management were merged into McNeill Investment Company, Inc., which is wholly owned by Mr. McNeill, Sr. Further, since June 1999,

Mr. McNeill, Sr. has served as a member of the Board of Directors of Interstate, which leased 77 of our hotels at December 31, 2000. Effective January 1, 2001, the Percentage Leases with the Interstate Lessee have been fully terminated, and the Interstate Lessee now manages 55 of our hotels under management agreements. The terms of these management agreements range from one to five years and generally provide for payment of management fees equal to a percentage of hotel revenues and an incentive fee consisting of a percentage of gross operating profits in excess of budget. During 2000, the Interstate Lessee paid our company approximately $87.5 million in total rent under the Percentage Leases. At December 31, 2000, Mr. McNeill, Sr. owned 36,230 shares of Interstate's common stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

We summarize below the compensation paid or accrued for the last three fiscal years to those persons who were our chief executive officer and our four other most highly paid executive officers during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                          ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                      ----------------------------     -------------------------------------------
                                                                        RESTRICTED       SECURITIES     ALL OTHER
    NAME AND                                                              STOCK          UNDERLYING      COMPEN-
PRINCIPAL POSITION           YEAR     SALARY($)        BONUS($)(4)     AWARDS($)(5)     OPTIONS(1)(2)    SATION(3)
-------------------          ----     ---------        -----------     ------------     -------------   ----------
Phillip H. McNeill, Sr.      2000      300,000           84,437        135,000              390,000       $49,649
 Chairman of the Board       1999      275,000           67,375        374,400              390,000       $15,641
 and Chief Executive         1998      275,000          275,000        567,000(6)           390,000       $ 7,946
 Officer

Howard A. Silver             2000      285,000           63,302        114,750               45,000       $42,014
 President and Chief         1999      270,000           66,150        312,000               45,000       $33,558
 Operating Officer           1998      234,231          270,000        540,000(6)            45,000       $25,529

Donald H. Dempsey            2000      285,000           63,302        101,250              100,000       $39,865
 Executive Vice              1999      270,000           66,150        249,600              100,000       $16,393
 President, Secretary,       1998      119,423          270,000        271,250(7)           100,000       $27,000
 Treasurer and
 Chief Financial Officer

Phillip H. McNeill, Jr.      2000      146,200           29,890         49,950                   --       $22,546
 Executive Vice              1999      138,600           40,748        124,800                   --       $17,540
 President--Development      1998      132,000          108,876        202,500                   --       $14,961

J. Ronald Cooper             2000      121,300           19,208         24,300                   --       $18,875
 Vice President,             1999      115,500           42,262         62,400                   --       $13,968
 Controller, Assistant       1998      110,000           61,874        135,000                   --       $12,244
 Secretary and Assistant
 Treasurer


---------------

(1) Messrs. McNeill's and Silver's stock options were awarded under our 1994 Stock Incentive Plan and vest at the rate of 20% per year over a five-year period commencing on July 6, 1995. The exercise price per share is $12.50.

(2) Mr. Dempsey's stock options were awarded under our 1994 Stock Incentive Plan and vest at the rate of 20,000 shares per year over a four-year period beginning July 20, 1998, with the first 20,000 shares immediately vested on the date of grant. The exercise price per share is $13 9/16.

(3) The amounts listed comprise (a) imputed interest, calculated at the rate of 5.7% per annum, for loans entered into between our company and the named executive officers during the fiscal year listed for the payment of income taxes incurred in connection with grants of performance shares and restricted shares under a promissory note and pledge agreement between our company and each officer, and (b) matching contributions under our Executive Deferred Compensation Plan. The amount of imputed interest are as follows for December 31, 2000, 1999 and 1998, respectively: Mr. McNeill, Sr. ($14,197, $12,468 and $7,946);
         Mr. Silver ($8,143, $6,558 and $2,106); Mr. Dempsey ($5,994 and $4,451
         for 2000 and 1999 only); Mr. McNeill, Jr. ($4,615, $3,693 and $1,761);
         and Mr. Cooper ($3,306, $2,429
         and $1,244). The balance of the amounts listed for each of the five named officers under "All Other Compensation" represent matching contributions accrued under our Executive Deferred Compensation Plan. Under the Executive Deferred Compensation Plan, participants may defer up to 25% of their base salary, bonus or both. We pay a matching contribution equal to the lesser of the amount deferred or 10% of base salary that is credited to each participant's account. Participants may also defer unvested restricted shares of our common stock under our Executive Deferred Compensation Plan, although no matching contribution is made for these deferrals. To date, no executive officer has elected to make such a deferral.

(4) The 2000, 1999 and 1998 bonuses were paid in performance shares of common stock to our named executive officers as follows:

NAME                             YEAR EARNED      DATE OF GRANT      NUMBER OF SHARES     VALUE AT DATE OF GRANT
---------------------            -----------      -------------      ----------------     ----------------------
(a) Mr. McNeill, Sr.:               2000             1/25/01             13,646                 $  84,437
                                    1999             1/24/00              9,000                 $  61,875
                                    1998             1/22/99             27,500                 $ 275,000
(b) Mr. Silver:                     2000             1/25/01              9,395                 $  58,134
                                    1999             1/24/00              8,836                 $  60,750
                                    1998             1/22/99             27,000                 $ 270,000
(c) Mr. Dempsey:                    2000             1/25/01              9,395                 $  58,134
                                    1999             1/24/00              8,836                 $  60,750
                                    1998             1/22/99             27,000                 $ 270,000
(d) Mr. McNeill, Jr.:               2000             1/25/01              4,436                 $  27,450
 .                                   1999             1/24/00              5,443                 $  37,422
                                    1998             1/22/99             10,887                 $ 108,876
(e) Mr. Cooper:                     2000             1/25/01              2,850                 $  17,640
                                    1999             1/24/00              5,645                 $  38,812
                                    1998             1/22/99              6,187                 $  61,874

The balance of the bonuses to these officers represent cash deferrals made by those officers for our 2000 and 1999 fiscal years that were credited to the officers' accounts in our Executive Deferred Compensation Plan, as follows: Mr. McNeill, Sr. (0 and $5,500); Mr. Silver ($5,168 and $5,400); Mr. Dempsey ($5,168
and $5,400); Mr. McNeill, Jr. ($2,440 and $3,326); and Mr. Cooper ($1,568 and
$3,450).

(5) Restricted shares of our common stock have been awarded as follows to our named executive officers. Before vesting, the recipients have the right to vote and receive dividends as to all unvested shares of restricted stock:

                                                                          VALUE AT DATE       VALUE AT DECEMBER 31,
NAME                      DATE OF GRANT          NUMBER OF SHARES            OF GRANT                2000(5)
----------------------    -------------          ----------------         --------------      ---------------------
(a) Mr. McNeill Sr.(1)       1/3/00                  20,000                 $135,000(2)             $123,800
                             1/4/99                  38,400                 $374,400(3)             $237,696
                            7/22/98                  42,000                 $567,000(4)             $259,980
(b) Mr. Silver:              1/3/00                  17,000                 $114,750(2)             $105,230
                             1/4/99                  32,000                 $312,000(3)             $198,080
                            7/22/98                  40,000                 $540,000(4)             $247,600
(c) Mr. Dempsey:             1/3/00                  15,000                 $101,250(2)             $ 92,850
                             1/4/99                  25,600                 $249,600(3)             $158,464
                            7/20/98                  20,000                 $271,250                $123,800
(d) Mr. McNeill, Jr.:        1/3/00                   7,400                 $ 49,950(2)             $ 45,806
                             1/4/99                  12,800                 $124,800(3)             $ 79,232
                            7/22/98                  15,000                 $202,500(4)             $ 92,850

(e) Mr. Cooper:              1/3/00                   3,600                $  24,300(2)             $ 22,284
                             1/4/99                   6,400                $  62,400(3)             $ 39,616
                            7/22/98                  10,000                $ 135,000(4)             $ 61,900

---------------

(1) Such awards to Mr. McNeill, Sr. vest at the rate of one-third per year over three years from the date of grant.

(2) Based on the closing market price of our common stock on the date of grant of $6.75.

(3) Based on the closing market price of our common stock on the date of grant of $9.75.

(4) Based on the closing market price of our common stock on the date of grant of $13.50

(5) Based on the closing market price of our common stock on December 31, 2000 of $6.19.

         A total of 322,700 shares of restricted stock, with a total value at December 31, 2000 of $1,997,513, was held as follows: Mr. McNeill, Sr. (110,400 shares at $683,376); Mr. Silver (96,500 shares, at $597,335);
         Mr. Dempsey (60,600 shares, at $375,114); Mr. McNeill, Jr. (35,200 shares, at $217,888); and Mr. Cooper (20,000 shares, at $123,800).

(6) As of December 11, 1996, 10,000 and 7,500 restricted shares of common stock were awarded to Messrs. McNeill and Silver, respectively, subject to vesting. At the date of grant, the value of the restricted shares (based on the closing market price of our common stock on

         December 11, 1996 of $12.25) was $122,500 and $91,875, respectively.
         The awards vest with respect to the shares at the rate of 20% per year on each of the first through fifth anniversaries of the date of grant. Before vesting, the recipients have the right to vote and receive dividends as to all unvested shares of restricted stock.

(7) As of July 20, 1998, 20,000 restricted shares of common stock were awarded to Mr. Dempsey, subject to vesting. At the date of grant, the value of the restricted shares (based on the closing market price of our common stock on July 20, 1998 of $13.5625) was $271,250. The awards
         (a) vested immediately with respect to 4,000 of such shares and (b) for the balance of the shares, vest at the rate of 4,000 shares per year on each of the second through fourth anniversaries of the date of grant. Before vesting, the recipients have the right to vote and receive dividends as to all unvested shares of restricted stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

We provide below information regarding unexercised options at December 31, 2000. No options were either exercised or granted during our 2000 fiscal year, nor were separate stock appreciation rights granted.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES


                                                                                NUMBER OF SHARES
                                                                                   UNDERLYING       VALUE OF UNEXERCISED
                                                                                  UNEXERCISED           IN-THE-MONEY
                                                                                   OPTIONS AT            OPTIONS AT
                                                                                FISCAL YEAR-END        FISCAL YEAR-END
                                                                                ----------------    --------------------
                                SHARES ACQUIRED                                   EXERCISABLE/        EXERCISABLE/UN-
        NAME                    ON EXERCISE (#)     VALUE REALIZED ($)           UNEXERCISABLE         EXERCISABLE(1)
-----------------------         ---------------     ------------------          ----------------    --------------------
Phillip H. McNeill, Sr.               --                    --                      390,000              $ --/$ --
Howard A. Silver                      --                    --                       45,000              $ --/$ --
Donald H. Dempsey                     --                    --                60,000/40,000              $ --/$ --

---------------

(1) No stock options were "in-the-money," which is the positive spread, if any, between the exercise price of the stock options and the fair market value of the underlying common stock at December 31, 2000. No stock options were exercised during our 2000 fiscal year. Except for the stock options granted to Mr. Dempsey, which were granted on July 20, 1998, all stock options were granted on July 6, 1994.

EMPLOYMENT CONTRACTS

Our company and a wholly owned subsidiary have entered into change in control agreements with several of our officers, including Messrs. McNeill, Sr., Silver, Dempsey, McNeill, Jr., and Cooper. These provide benefits upon termination of employment following a change in control or a potential change in control, as defined in the agreements, of our company. An executive receives severance payments and other benefits if his employment terminates within 18 months of a change in control, or during the period beginning with a potential change in control and ending on the earlier of (1) a reversal of the events constituting the potential change in control, or (2) 18 months after the change in control to which the potential change in control relates. Benefits are only paid if the executive's employment is terminated by our company without cause; the executive voluntarily resigns his employment because of a diminution in duties, functions or compensation; or due to certain other changes in the executive's employment conditions.

The severance payments are based on (a) a multiple of the average of the rates of base salary in effect for the executive (1) immediately before termination,
(2) 12 months before termination, and (3) 24 months before termination plus (b) the average of the bonuses paid or earned for the three fiscal years before the year in which employment terminates. If an executive has not been employed by us for three full fiscal years before the year of termination, the calculation described in the preceding sentence is appropriately adjusted. The multiple of average compensation used for Messrs. McNeill, Sr., Silver and Dempsey is three; for Mr. McNeill, Jr., two; and for Mr. Cooper, one and one-half.

The agreements also call for payment of

         - unpaid base salary and prorated bonus for the year of termination,

         -        unpaid bonus for the immediately preceding fiscal year,

         -        forgiveness of loans made by our company to the executive,

         - accelerated vesting of awards under the 1994 Stock Incentive Plan and other non-tax-qualified benefits,

         - a payment equal to any portion of a benefit under a tax-qualified defined contribution plan forfeited as a result of the executive's termination,

         -        continued insurance benefits for 18 months, and

         - payment of any other benefits accrued through the termination date.

To the extent the executive incurs an excise tax under Section 4999 of the federal income tax laws as a result of a payment under the agreement or any other payment owed the executive by our company or any affiliate, our company will indemnify the executive for that liability, including certain additional taxes attributable to the initial excise tax indemnification payment. The agreements place restrictions on each executive's ability to use or disclose confidential information, solicit employees to terminate their employment with our company, or interfere with our company's hotel development opportunities.

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION ON COMPENSATION DECISIONS

Mr. Deupree, an independent director and a member of our Board's compensation committee, is a Managing Director of Morgan Keegan & Company, Inc. and was President of Morgan Keegan & Company, Inc. from 1985 to 1996. Morgan Keegan & Company, Inc. was a managing underwriter of our initial public offering and several follow-on public offerings and received investment banking fees and other compensation in connection with those offerings. Morgan Keegan & Company, Inc. has also received fees in connection with providing financial advisory services to us.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for

         -        establishing and administering compensation policies,

         - establishing salaries of and awarding performance-based bonuses to our executive officers, and

         - determining awards of restricted stock and grants of stock options under our stock plans.

Our committee's policy is to devise and implement compensation for our officers and employees commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which the Compensation Committee deems to be comparable to our company. No members of the Compensation Committee are employees or officers of our company or any of our subsidiaries.

COMPONENTS OF EXECUTIVE COMPENSATION

As in past years, our committee's executive compensation methodology consists of three components: (1) base salary, (2) annual incentive and (3) long-term incentive compensation. These components provide elements of fixed income and variable compensation that is linked to the achievement of individual and corporate goals and the enhancement of value to our company's shareholders.

Base Salary. Base salary represents the fixed component of our executive compensation system. Executives receive salaries that are within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. Where each executive's salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Salary adjustments are based on a similar evaluation and a comparison of adjustments made by competitors and any necessary inflationary adjustments.

Annual Incentives. Annual incentives exist in the form of bonuses available to each executive officer as a means of linking compensation to objective performance criteria that are within the control of the executive officer. At the beginning of each year the Compensation Committee establishes a target bonus for each executive and identifies performance measures for each executive to meet to receive the full bonus. The actual amount of incentive bonus received by our executive officers is determined by the Compensation Committee after the end of the applicable year and may be paid in cash or performance shares. To motivate executives to increase their ownership, the Compensation Committee permits executive officers to receive all or a portion of their bonuses, at each executive's option, in shares of our common stock.

Long-Term Incentives. The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward our executives and employees for maximizing stockholder value. Long-term incentives are provided primarily under the 1994 Stock Incentive Plan, which is administered by the Compensation Committee. The purpose of the 1994 Stock Incentive Plan is to assist our company in recruiting and retaining key employees, by enabling such persons to participate in the future success of our company and to associate their interests with those of our company and our shareholders.

BASE COMPENSATION AND BONUSES

The Compensation Committee approved the payment of annual base salaries to our executive officers, through our subsidiary Equity Inns Services, effective January 1, 2000 as follows:

Executive Officer             Annual Base Salary
--------------------------    ------------------
Phillip H. McNeill, Sr.           $300,000
Chairman of the Board and
Chief Executive Officer

Howard A. Silver                  $285,000
President and Chief
Operating Officer

Donald H. Dempsey                 $285,000
Executive Vice President,
Secretary, Treasurer and
Chief Financial Officer

Phillip H. McNeill, Jr.           $146,200
Executive Vice President
Development

J. Ronald Cooper                  $121,300
Vice President, Controller,
Assistant Secretary and
Assistant Treasurer

In addition to these 2000 annual base salaries, the Compensation Committee approved and implemented a bonus award procedure for 2000 to grant performance shares under our 1994 Stock Incentive Plan, subject to the meeting of certain performance goals, to our company's executive officers. We commissioned FPL Associates Consulting in 1998 to perform a comprehensive review of executive compensation. FPL Associates' study compared the base salaries and other elements of composition of our company's top executive officers against those of 11 other hotel REITs and, to a lesser extent, similarly sized non-hotel REITs and REITs operating on a net lease basis.

Based on FPL Associates' recommendations in its 1998 study, the Compensation Committee established that performance shares were to be earned for our 2000 fiscal year, if at all, based on three measures:

         - the achievement of certain levels of funds from operations per share ("FFO");

         - the achievement of certain levels of shareholders' return by comparison with our peers; and

         - a separate, discretionary component for each individual officer's personal performance.

The National Association of Real Estate Investment Trusts, Inc. defines FFO as being net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructurings and sales of property, plus depreciation of real property (including furniture and equipment) and after adjustments for unconsolidated partnerships, joint ventures and minority interests. Because 2000's FFO did not meet our company's FFO target for 2000, no performance shares for FFO achievement were earned by the above-named executive officers as bonuses in our 2000 fiscal year. Total bonuses earned by the above-named executive officers for our 2000 fiscal year, for achievement of individual performance goals under the Compensation Committee's discretionary component and for the achievement of a certain level of shareholders' return by comparison with our peers, comprised a total of 39,722 performance shares valued at $245,796.

In addition, a total of 63,000 shares of restricted stock were awarded to our company's officers in January 2000. These awards were recommended as part of the FPL Associates' executive compensation study as an ongoing long-term incentive mechanism based on overall corporate performance. Each recipient was given the choice of accepting his January 2000 award either as stock options or, in lieu of options, as restricted stock at the ratio of one share of restricted stock for every five shares subject to a stock option. All recipients chose to accept the award in shares of restricted stock.

The Compensation Committee will determine annually a similar bonus program for our company's officers, with any future stock bonus awards to be issued to the executive officers through the 1994 Stock Incentive Plan. Whenever the stated annual performance goals are met, the Compensation Committee's policy is to award performance shares in recognition of year-end bonuses under the 1994 Stock Incentive Plan, in addition to shares of restricted stock, to maintain a direct link between the achievement of annual corporate goals and our executive officers' individual performance.

Although none of our company's executive officers receives annual compensation in excess of $1 million, we continue to study the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. We have taken steps to allow for the grant of stock options and certain other stock incentive awards that qualify as performance-based compensation exempt from the cap.

The Compensation Committee has determined not to grant any base salary increases for Messrs. McNeill, Sr., Silver and Dempsey during our company's 2001 fiscal year.

2000 CEO COMPENSATION

In determining the appropriate compensation for Phillip H. McNeill, Sr., our company's CEO, the Compensation Committee is guided by our performance, competitive practices, and the Compensation Committee's policy, discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of our chief executive officer are considered at the same time that similar adjustments are made for our other executive officers.

In creating Mr. McNeill's total cash compensation package for our 2000 fiscal year, the Compensation Committee was guided by FPL Associates' executive compensation report. This report specifically compared Mr. McNeill's compensation as our company's CEO to that of the CEOs of 11 other hotel REITs and, to a lesser extent, to the compensation packages of similarly sized non-hotel REITs as well as REITs operating on a net lease basis. Based upon such considerations and whether certain targeted goals, particularly an annual increase in FFO per share, were achieved, in December 1999 the Compensation Committee adopted and approved $300,000 as the appropriate base salary to be paid to Mr. McNeill during the 2000 fiscal year. As noted above, however, the Compensation Committee will not grant Mr. McNeill any base salary increase during the 2001 fiscal year. The Compensation Committee intends to continue to apply the bonus award procedure discussed above under "Base Compensation and Bonuses" to Mr. McNeill and our other executive officers during our 2001 fiscal year.

This report has been submitted by the members of the Compensation Committee for our 2000 fiscal year.

William W. Deupree
Raymond E. Schultz

                                PERFORMANCE GRAPH

The following graph compares the change in our shareholder return on our common stock for the period December 31, 1994 (the end of the first calendar year during which our common stock was publicly traded) through December 31, 2000, with the changes in the Russell 2000 Index and the SNL Securities Hotel REIT Index for the same period. The SNL Securities Hotel REIT Index is comprised of 15 publicly traded REITs focusing on investments in hotel properties. The common stock of 9 of these companies became publicly traded after our initial public offering in March 1994.

The graph assumes a base index value of 100 for our common stock and each index for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested.

                                EQUITY INNS, INC.

                                             Period Ending
                      ---------------------------------------------------------------
Index                 12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-------------------------------------------------------------------------------------
Equity Inns, Inc.       100.00    123.54     151.78     109.42      88.70      95.31
------------------------------------------------------------------------------------
S&P 500                 100.00    122.86     163.86     210.84     254.97     231.74
Russell 2000            100.00    116.49     142.55     138.92     168.45     163.36
------------------------------------------------------------------------------------
SNL Hotel REITs         100.00    152.80     200.33      99.05      76.93     110.07
------------------------------------------------------------------------------------

Source:  SNL Securities L.C.

We cannot assure you that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to its future share performance.

The performance comparisons noted in the graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such acts.

                          REPORT OF THE AUDIT COMMITTEE

The three-person audit committee's primary function is to assist the Board in fulfilling certain of the Board's oversight responsibilities to our shareholders by reviewing the financial reports and other financial information provided by our company to any governmental body (including the SEC) or the public; our company's internal control systems regarding finance, accounting, legal compliance and ethics that management and the Board have established; and our company's auditing, accounting and financial reporting processes in general. The committee is entirely composed of directors who meet the independence and experience requirements of the NYSE for membership on audit committees.

On March 9, 2000, the Board approved our Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. We have met with our independent auditors and management to discuss the respective duties and responsibilities set forth under this charter and to coordinate its implementation.

Management is primarily responsible for the financial statements and the reporting process, including our company's internal controls system. The company's independent auditors are responsible for performing an independent audit of our financial statements in conformity with generally accepted accounting principles and are ultimately accountable to our committee and to the Board.

The audit committee has reviewed the audited financial statements in our company's Annual Report on Form 10-K with management, including discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of financial statements disclosures, and we have reviewed and discussed these financial statements with the independent auditors.

The audit committee has reviewed with the independent auditors their judgments as to the quality of Equity Inns's accounting principles and such other matters as are required to be discussed with our committee under generally accepted auditing standards. In addition, our committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.

61 (Codification of Statements on Accounting Standards). Our committee has also received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with the independent auditors all significant relationships they have with our company to ensure their independence from Equity Inns.

We relied on the reviews and discussions referred to above. Based on this reliance, we have recommended to the Board, and the Board has approved, that the audited financial statements be included in our company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC. We have further recommended, and the Board has approved, the selection of PricewaterhouseCoopers L.L.P. as our company's independent auditors for our 2001 fiscal year.

March 8, 2001

Joseph W. McLeary (Chairman)
Harry S. Hays
Raymond E. Schultz

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers L.L.P. has served as independent public accountants and auditors for our company and our subsidiaries for the year ended December 31, 2000 and will continue to serve as our auditors for the year ending December 31, 2001, unless this is changed by action of our Board.

We expect that a PricewaterhouseCoopers L.L.P. representative will be present at our annual meeting to make a statement if so desired and is expected to be available to respond to appropriate questions.

During our 2000 fiscal year, PricewaterhouseCoopers L.L.P. billed the following amounts to Equity Inns in connection with its performance of the following services for our company:

FEE TYPE                              FEES BILLED
-------------------------------       -----------
Audit Fees(1)                          $ 76,886
Financial Information Systems          $     --
Design and Implementation Fees(2)
All Other Fees(3)                      $108,965
Total 2000 Fiscal Year Fees            $185,851
                                       ========

---------------

1 For professional services rendered for the audit of our annual financial statements and for quarterly review of financial statements included in our Form 10-Q filings for that fiscal year.

2        For services rendered in connection with our information systems;
         design or implementation of hardware or software that collect source data relating to our financial statements; or managing our computer network. None of these services were provided to us by our auditors during our 2000 fiscal year.

3        For tax-related planning preparation, compliance and advice.

Our Audit Committee has determined that the provision of non-audit services performed by PricewaterhouseCoopers L.L.P. during our 2000 fiscal year is compatible with maintaining PricewaterhouseCoopers' independence from Equity Inns as our independent public accountants.

                SHAREHOLDER PROPOSALS FOR OUR 2002 ANNUAL MEETING

Our Board will provide for presentation of proposals by our shareholders at the annual meeting of shareholders for 2002, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals and our bylaws, a copy of which is available upon written request from our Secretary.

Shareholders intending to submit proposals for presentation at our annual meeting of shareholders must submit their proposals in writing and we must receive these proposals at our executive offices on or before December 3, 2001 for inclusion in our proxy statement and the form of proxy relating to our 2002 annual meeting. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment, our bylaws and the relevant regulations of the SEC. We will not consider proposals received after December 3, 2001 for inclusion in our proxy materials for our 2002 annual meeting of shareholders.

                                  OTHER MATTERS

Our Board currently does not intend to bring before our annual meeting any matter other than the election of directors as specified in the notice to shareholders, and our Board has no knowledge of any other matters to be brought before our annual meeting. If any other matters requiring a vote of our shareholders are properly brought before our annual meeting, the enclosed proxies will be voted on such matters in accordance with the judgment of the persons named as proxies in those proxies, or their substitutes, present and acting at the meeting.

We will provide to each beneficial owner of our common stock entitled to vote at our annual meeting, upon written request to Donald H. Dempsey, our Executive Vice President, Secretary, Treasurer and Chief Financial Officer, at 7700 Wolf River Boulevard, Germantown, Tennessee 38138, telephone (901) 754-7774, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and financial statement schedules filed by us with the SEC.

BY ORDER OF THE BOARD OF DIRECTORS



/s/ DONALD H. DEMPSEY
--------------------------------------------
DONALD H. DEMPSEY, SECRETARY

April 3, 2001

                                                                      APPENDIX A

                                EQUITY INNS, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER



The following shall constitute the Charter of the Audit Committee (the "Charter") of the Board of Directors of Equity Inns, Inc., a corporation incorporated under the laws of the State of Tennessee (the "Corporation"):

I.       PURPOSE

         A. The primary function of the Audit Committee is to assist the Board of Directors of the Corporation (the "Board") in fulfilling certain of the Board's oversight responsibilities to the Corporation's shareholders, specifically, by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. Additionally, the Corporation's independent accountants shall be ultimately accountable to the Audit Committee and the Board.

         B. The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated in
                  Section IV of this Charter.

II.      MEMBERSHIP

         A. The Audit Committee shall be comprised of three (3) or more directors appointed by the Board, each of whom shall be considered an "independent director" in accordance with the definition contained in Rule 303.01 of the New York Stock Exchange (the "NYSE Rule"). All members of the Audit Committee shall be financially literate in accordance with the NYSE Rule, and at least one (1) member of the Audit Committee shall have accounting or related financial management expertise.

         B. Audit Committee members shall be appointed by the Board for one-year terms or until their successors are duly elected and qualified, and may be re-appointed by the Board for additional one-year terms at the discretion of the Board. The Board shall annually appoint a Chairperson of the Audit Committee.

         C. A majority of the Audit Committee shall constitute a quorum for the taking of any action by the Audit Committee.

III.     MEETINGS

                  The Audit Committee shall meet at least two (2) times annually, or more frequently as circumstances may dictate. The Audit Committee shall meet at least annually with management of the Corporation and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of those groups believe should be discussed privately.

IV.      RESPONSIBILITIES

         A.       Document/Report Review

                  1. As part of an on-going self-assessment process, review and update this Charter periodically, and at least annually, or as conditions may dictate. This Charter shall be approved annually by the Board.

                  2. Review the Corporation's annual financial statements and any reports or other financial information submitted publicly, including any certification, report, opinion or review rendered by the independent accountants of the Corporation.

                  3. Prepare the annual Audit Committee report for the Corporation's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

                  4. For the Chairperson of the Audit Committee, review and discuss with financial management and the independent accountants of the Corporation, the quarterly financial results of the Corporation and any corresponding accounting, reporting or disclosure issues prior to the filing of the Corporation's Quarterly Report on Form 10-Q.

         B.       Independent Accountants

                  1. Recommend to the Board the selection of the independent accountants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the independent accountants' independence. Such relationships shall be delineated in a formal written statements to the Board to be prepared by the independent accountants.

                  2. Review and approve the scope of the independent accountants' audit and engagement letter.

                  3. Review the performance of the independent accountants and recommend to the Board any proposed discharge of the independent accountants when circumstances warrant.

                  4. Periodically consult with the independent accountants, out of the presence of management of the Corporation, about internal controls and the fullness and accuracy of the Corporation's financial statements.

         C.       Financial Reporting Process

                  1. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external. In support of this review, periodically discuss with management the financial reporting controls over key business processes of the Corporation.

                  2. Consider the independent accountants' judgment about the quality and appropriateness of the Corporation's accounting principles and policies and changes to such principles and policies as applied in its financial reporting.

                  3. Assess the process for establishing key estimates and reserves within the financial statements and consider the independent accountants' judgments about the appropriateness of such processes.

                  4. Consider the independent accountants' judgment about the appropriateness of the accounting principles and disclosure practices adopted by management in connection with new transactions or events.

         D.       Process Improvement

                  1. Establish regular reporting to the Audit Committee of significant judgments made in management's preparation of the Corporation's financial statements.

                  2. Following completion of the annual audit, review separately with each of management and the independent accountants any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  3. Review any significant disagreement among management and the independent accountants in connection with preparation of the Corporation's financial statements.

         E.       Ethical and Legal Compliance and Risk Management

                  1. Establish, review and update periodically a Code of Ethical Conduct.

                  2. Periodically review the Corporation's policies and procedures for review of officers' expenses.

                  3. Review the status of tax return and any real estate investment trust compliance issues.

                  4. Review the terms, conditions and arrangements involving any related-party or potential conflict-of-interest transactions.

                  5. Review, with the Corporation's secretary, legal compliance matters, including corporate securities trading practices.

                  6. Review, with the Corporation's secretary, any legal matters that could have a significant impact on the Corporation's financial statements.

                  7. Review the adequacy of the Corporation's insurance coverage.

                  8. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.       ADMINISTRATION

         A. The Audit Committee shall have prompt and unrestricted access to all financial and operating information relevant to the Corporation's business. The Audit Committee shall have ready access to the Corporation's legal counsel and to the independent accountants, and shall be provided from time to time with staff assistance from within the Corporation as requested.

         B. The Audit Committee is empowered to employ its own legal counsel, accountants or other experts, at the Corporation's expense, to deal with specific problems or issues that arise in the course of carrying out its duties and responsibilities.

         C. The Audit Committee's Chairperson periodically shall report the Audit Committee's findings to the Board of Directors.

VI.      CERTIFICATION

This Charter of the Audit Committee was duly approved and adopted by the Board of the Corporation on the 9th day of March, 2000.



                                               /s/ Donald H. Dempsey
                                              ----------------------------------
                                              Secretary

                                     PROXY

                               EQUITY INNS, INC.
             7700 WOLF RIVER BOULEVARD, GERMANTOWN, TENNESSEE 38138
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 10, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Phillip H. McNeill, Sr. and Donald H. Dempsey, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Equity Inns, Inc. at the Annual Meeting of Shareholders to be held at the Homewood Suites Hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 10, 2001 at 10:00 a.m. Central Time, and at any adjournments thereof, as specified below:

1. ELECTION OF DIRECTORS ("PROPOSAL ONE")

  [ ]  CLASS I -- TERMS EXPIRING 2004 -- FOR EACH OF THE NOMINEES LISTED BELOW

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
               LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW)

      Phillip H. McNeill, Sr.      Raymond E. Schultz      Howard A. Silver

  [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE
                             ---------------------

2. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.
             [Please sign and date on reverse side of this proxy.]

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE.

                                                 DATED: ----------------- , 2001

                                                 PLEASE SIGN NAME EXACTLY AS IT
                                                 APPEARS ON THE LEFT. WHEN
                                                 SHARES ARE HELD BY JOINT
                                                 TENANTS, BOTH SHOULD SIGN. WHEN
                                                 SIGNING AS ATTORNEY, AS
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE FULL TITLE AS SUCH. IF A
                                                 CORPORATION, PLEASE SIGN IN
                                                 FULL CORPORATE NAME BY
                                                 PRESIDENT OR OTHER AUTHORIZED
                                                 OFFICER. IF A PARTNERSHIP,
                                                 PLEASE SIGN IN PARTNERSHIP NAME
                                                 BY AUTHORIZED PERSON.

                                                 -------------------------------
                                                 SIGNATURE

                                                 -------------------------------
                                                 TITLE

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.